Exhibit 99.1
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                                              NEWS RELEASE FOR IMMEDIATE RELEASE
                                                   For More Information Contact:
                                                            Timothy Kasmoch, CEO
                                                 info@nviro.com   (419) 535-6374
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  N-VIRO INTERNATIONAL ANNOUNCES LAUNCH OF SOCIAL MEDIA-DRIVEN COMMUNICATIONS
                                    PLATFORM

TOLEDO,  OH, November 10, 2009 -- N-Viro International Corporation (OTC Bulletin
Board: NVIC.OB), is pleased to report the Company has launched a social media-driven shareholder communications platform in conjunction with netgenPR, a full service digital PR and communications agency specializing in public companies.

Over the past several years, products and services derived from waste and other renewable sources have spawned numerous industries and market opportunities for companies seeking to reduce waste and start offering products with a "green" footprint. Currently, the political environment has assisted in initiating a broad movement in furthering the development of "green" products and services, the result of which has created a need for companies in this space to creatively market its products and business. N-Viro believes that its new online marketing efforts will assist in educating the public of not only their products and services but impacts facing the industry.

"Social media has transformed the way businesses communicate with the target audiences, and we are excited to integrate this platform into our ongoing efforts to publicize the numerous benefits of our energy and agricultural products derived from human waste and other organic wastes," said Timothy Kasmoch, President and CEO of N-Viro International. "In addition to the many benefits this program offers shareholders, our ongoing focus is to educate the public and foster communication channels with those interested in learning more about the environment and the unique services N-Viro offers, and, to keep investors, employees, customers or anyone interested in our progress. The degree to which we can now fulfill that commitment with constantly updated, interactive multi-media content is now fully integrated and we welcome those people interested to visit and learn what N-Viro has to offer."

To date the Company has created an online forum for interested persons to visit and interact with others, as well as the Company. To visit these various online forums please visit the Company's website at www.n-viro.com where users will be
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provided  with  direct  links  to  the  various  online  social  media  sites.

About  N-Viro  International  (www.nviro.com)
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N-Viro  International  is  an environmental and materials operating company that owns patented technologies to convert various types of waste into beneficial alternative fuel products, including the renewable biofuel N-Viro Fuel and the N-Viro Soil . Its renewable biofuel technology, N-Viro Fuel , has received alternative energy status from the U.S. Environmental Protection Agency, which qualifies the technology for renewable energy incentives. N-Viro International operates processing facilities independently as well as in partnership with municipalities.

About  netgenPR
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netgenPR  is an internet public relations and communications agency specializing in building visibility and engagement for companies on the social Web. netgenPR builds interactive content, brand communities and brand advocacy strategies to help brands establish stronger, more enduring relationships with their online constituency. To find out more visit www.netgenpr.com.

Special  Cautionary  Note  Regarding  Forward-Looking  Statements
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The  Company  cautions  that  words  used  in  this  document such as "expects,"
"anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to differ materially from those described herein. For example, while the Company expects business expansion projects to begin in an estimated time frame, such expectations are subject to adverse economic conditions and other factors outside of the Company's control. Further, the Company's ability to increase capabilities and expand capacity is subject to the ability of the Company or its partners to access sufficient capital to pay for this expansion, which will further depend on, among other factors, market acceptance. The Company's ability to achieve profitability of these projects could be negatively impacted if there is a lack of an adequate supply of waste or expenses increase above the Company's expectations - including fuel and transportation costs, labor costs and costs relating to the treatment and processing of the biosolids and creation of the N-Viro Soil or N-Viro Fuel. In addition, while the Company believes that trends in "greener" energy solutions are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing products and other alternative energy source. All of these factors, and other factors, will affect the profitability of the Company. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports, including its Annual Report on Form 10-K for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.